As filed with the Securities and Exchange Commission on January 24, 2025

Registration No. 333-267947

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3 to

Form S-8

Registration Statement No. 333-267947

UNDER

THE SECURITIES ACT OF 1933

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-3703651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

950 E Paces Ferry Rd NE

Suite 810

Atlanta, Georgia 30326

(844) 479-1507

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Michael Dulin

Chief Executive Officer

Rubicon Technologies, Inc.

950 E Paces Ferry Rd NE

Suite 810

Atlanta, Georgia 30326

(844) 479-1507

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship

Louis B. Savage

Beniamin D. Smolij

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

(713) 651-2678

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐	(Do not check if a smaller reporting company)
Non-accelerated filer	☒	Smaller reporting company	☒	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

On January 22, 2025, Rubicon Technologies, Inc., a Delaware corporation (the “Registrant”), filed Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-267947) (the “Registration Statement”), which has been previously filed on October 19, 2022 with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remained unsold under the Registration Statement.

This Post Effective Amendment No. 3 is being filed by the Registrant solely to correct the signature page to reflect accurate signatories. No other changes have been made to the Registration Statement, which remains as previously amended by Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, in the state of Georgia, on the 24th day of January, 2025.

Rubicon Technologies, Inc.

By:	/s/ Michael Dulin
Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Date	Title

/s/ Michael Dulin	January 24, 2025	Chief Executive Officer and Director
Michael Dulin		(Principal Executive Officer)

/s/ Eric Bauer	January 24, 2025	Chief Financial Officer
Eric Bauer		(Principal Financial Officer)

/s/ Grant Deans	January 24, 2025	Controller
Grant Deans		(Principal Accounting Officer)

/s/ Jose Miguel Enrich	January 24, 2025	Director
Jose Migel Enrich

/s/ Osman Ahmed	January 24, 2025	Director
Osman Ahmed

/s/ Barry Caldwell	January 24, 2025	Director
Barry Caldwell

/s/ Brent Callinicos	January 24, 2025	Director
Brent Callinicos

/s/ Andres Chico	January 24, 2025	Director
Andres Chico

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